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                                                                   EXHIBIT 23.2

                      [Igler & Dougherty, P.A. letterhead]

                               CONSENT OF COUNSEL

         We hereby consent to the inclusion of our opinion as an exhibit to this registration statement filed by Madison Bancshares, Inc. on Form 10-SB under the Securities Exchange Act of 1934. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the registration statement within the meaning of the term "expert" as used in Section 11 of the 1933 Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                                     /s/ IGLER & DOUGHERTY, P.A.
                                                     ---------------------------
                                                     IGLER & DOUGHERTY, P.A.
                                                     Tampa, Florida